UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 30, 2004

PROSOFTTRAINING

(Exact name of registrant as specified in its charter)

Nevada	000-21535	87-0448639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

410 N. 44th Street, Suite 600, Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(602) 794-4199

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 30, 2004 (the “Closing Date”), ProsoftTraining (“Prosoft” or the “Company”) entered into a Purchase Agreement (the “Agreement”), as well as certain ancillary agreements, with DKR SoundShore Oasis Holding Fund Ltd. and DKR SoundShore Strategic Holding Fund Ltd. (collectively, the “Investors”). The Agreement provided for the Investors to purchase from the Company (i) $1,350,000 of 8% secured convertible promissory notes (“Notes”) and (ii) warrants to purchase up to 1,205,358 shares of the Company’s common stock (subject to adjustment), exercisable at $0.38 per share and expiring on March 2, 2010, and warrants to purchase up to 3,857,143 shares (subject to adjustment), exercisable at $0.35 per share and generally expiring no later than the 18-month anniversary of the Closing Date (with the actual expiration subject to extension if the Company fails to keep the registration statement covering the warrant shares effective) (collectively, the “Warrants”). Each of the Warrants must be exercised in cash (provided the registration statement is then effective) and is exercisable following the six-month anniversary of the Closing Date. The Notes and Warrants were issued and sold to the Investors concurrently with the execution of the Agreement for aggregate cash consideration of $1,350,000.

The principal on the Notes is due on August 30, 2006, subject to acceleration on certain events of default including, among others, failure of the common stock to be listed on an eligible market, failure of the Company to satisfy its registration obligations with respect to the shares issuable upon conversion of the Notes and exercise of the Warrants, a change in control transaction by the Company or any subsidiaries, any default in payment with respect to the Notes, or failure of the Company or any subsidiary to pay when due any monetary obligation or failure to observe or perform any other obligation under any material debt agreement. The Notes are secured by substantially all of the assets of the Company pursuant to the terms of a Security Agreement dated as of August 30, 2004 among the Company and the Investors.

Interest accrues on the Notes at the rate of 8% per annum and is payable semi-annually in cash or, at the Company’s option, (i) in shares of common stock at a conversion price per share equal to approximately a 7% discount to market or (ii) in one or more promissory notes accruing interest at the rate of 10% per annum and payable on the earlier of the one-year anniversary date of the issuance of the interest note or August 30, 2006. Payment of interest in stock is subject to certain conditions, including continued listing of the Company’s common stock on an eligible market, registration of the resale of the shares and receipt of stockholder approval, if required, by the Nasdaq Stock Market or any other eligible market on which the stock trades.

The Notes are convertible at the Investors’ option into the Company’s common stock at $0.28 per share (subject to adjustment). The Notes are also subject to mandatory conversion at $0.28 per share (subject to adjustment) at the Company’s option if the weighted average trading price of the Company’s common stock is above $0.84 for 20 consecutive trading days. All conversions of the Notes, and any payment of interest in stock, are also subject to the limitation set forth in the next paragraph.

The Notes and Warrants provide that the Investors’ rights to convert their Notes and exercise any of their Warrants are limited to the extent necessary to insure that, following such conversion or exercise, the Investors and their affiliates will not beneficially own greater than 4.999% of the Company’s common stock then issued and outstanding. This restriction may be waived by an Investor on 61 days prior written notice. The Notes and Warrants also provide that the Investors’ rights to convert their Notes and exercise any of their Warrants are limited to the extent necessary to insure that, following such conversion or exercise, the Investors and their affiliates will not beneficially own greater than 9.999% of the Company’s common stock then issued and outstanding. This restriction may not be waived.

Under the Agreement the Investors are also entitled to a preemptive right to participate in certain financings of the Company for a period of 12 months following the Closing Date. The Agreement also subjects the Company to certain negative covenants, including limitations on the Company’s ability to incur additional indebtedness or liens or to make any distributions or dividends on its stock.

In connection with the sale of the Notes and Warrants, the Company also entered into a Registration Rights agreement with the Investors dated August 30, 2004, pursuant to which the Company is required, among other things, to register the shares of its common stock issuable upon exercise of the Warrants or conversion of the Notes no later than 120 days following the Closing Date and to maintain the registration statement for a period of up to two years.

Copies of the Agreement, the Notes, the Warrants, the Security Agreement and Registration Rights agreement are filed as exhibits to this report.

The Notes and Warrants issued pursuant to the Agreement were offered and sold only to “accredited investors” as that term is defined within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission. The offering was made in reliance upon the exemptions from the registration provisions of the Securities Act of 1933 (the “Act”) and the regulations thereunder afforded by Section 4(2) of the Act and Rule 506 thereunder.

The Company engaged a registered broker-dealer to assist in the sale of the Notes and Warrants. The broker-dealer will receive a placement fee of $101,250 and a warrant to purchase 361,607 shares at $0.38 per share. The issuance of the warrants to the broker-dealer was made in reliance upon the exemption from the registration provision of the Act and the regulations thereunder afforded by Section 4(2) of the Act.

In connection with the sale of the Notes and Warrants, the Company entered into a First Amendment to Security Agreement dated effective August 30, 2004 (“First Amendment”) and an Amendment to Securities Purchase Agreement and Convertible Note (“Amendment to Purchase Agreement and Note”) dated effective August 30, 2004 with Hunt Capital Growth Fund II, L.P. (“Hunt”), in which, among other things, the Company’s ability to incur up to $1,000,000 of indebtedness senior to Hunt’s existing debt was eliminated and Hunt consented to the Company’s transactions with the Investors. Copies of the First Amendment and the Amendment to Purchase Agreement and Note are filed as exhibits to this report.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 Entering into a Material Definitive Agreement.

Section 3 – Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 27, 2004, the Company received notice from Nasdaq that the Company had complied with Nasdaq’s request to submit documentation to Nasdaq on or before August 27, 2004 that the annual meeting for fiscal 2003 had been held as planned. Nasdaq’s notice stated the Company’s submission had evidenced compliance for continued listing on The Nasdaq SmallCap Market, as set forth in the Nasdaq Listing Qualifications Panel Decision dated August 18, 2004. The notice noted that the Company was in compliance with all requirements for continued listing on the Nasdaq SmallCap Market except the $1.00 per share bid price requirement for which it is subject to a grace period. The notice states that if the bid price deficiency is not remedied by December 20, 2004, and the Company has not sought, or has sought but not obtained, shareholder approval for the implementation of a reverse stock split, the Listing Qualifications Staff will provide written notice that the Company’s securities will be delisted based upon the bid price deficiency.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 Entering into a Material Definitive Agreement.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) EXHIBITS

Exhibit No.	Exhibit Title or Description
10.1	Purchase Agreement dated as of August 30, 2004, among ProsoftTraining, DKR SoundShore Oasis Holding Fund Ltd. and DKR SoundShore Strategic Holding Fund Ltd.

10.2	$1,080,000 Secured 8% Convertible Note due August 30, 2006, issued by ProsoftTraining to DKR SoundShore Oasis Holding Fund Ltd.

10.3	$270,000 Secured 8% Convertible Note due August 30, 2006, issued by ProsoftTraining to DKR SoundShore Strategic Holding Fund Ltd.

10.4	Series A Warrant dated as of August 30, 2004, issued by ProsoftTraining to DKR SoundShore Strategic Holding Fund Ltd.

10.5	Series A Warrant dated as of August 30, 2004, issued by ProsoftTraining to DKR SoundShore Oasis Holding Fund Ltd.

10.6	Series B Warrant dated as of August 30, 2004, issued by ProsoftTraining to DKR SoundShore Oasis Holding Fund Ltd.

10.7	Series B Warrant dated as of August 30, 2004, issued by ProsoftTraining to DKR SoundShore Strategic Holding Fund Ltd.

10.8	Security Agreement dated as of August 30, 2004, between ProsoftTraining, DKR SoundShore Oasis Holding Fund Ltd., DKR SoundShore Strategic Holding Fund Ltd. and DKR Oasis.

10.9	Registration Rights Agreement dated as of August 30, 2004, by and among ProsoftTraining, DKR SoundShore Oasis Holding Fund Ltd., DKR SoundShore Strategic Holding Fund Ltd.

10.10	First Amendment to Security Agreement dated as of August 30, 2004, between ProsoftTraining and Hunt Capital Growth Fund II, L.P.

10.11	Amendment to Securities Purchase Agreement and Convertible Note entered into as of August 30, 2004, between ProsoftTraining and Hunt Capital Growth Fund II, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2004	PROSOFTTRAINING (Registrant)

	By:	/s/ William J. Weronick
William J. Weronick, Vice President Finance